EXHIBIT 99.2
Form of Amendment to Senior Management Performance-Based
Class A Stock Option Award Agreement
SunGard Capital Corp.
Management Non-Qualified Performance-Based Class A Option Agreement
Amendment Dated November 30, 2009
This Amendment to the Management Non-Qualified Performance-Based Class A Option Agreement (this “Amendment”) is entered into by and between SunGard Capital Corp., a Delaware corporation (the “Company”) and the undersigned (the “Optionee”), on November 30, 2009.
WHEREAS, the Company maintains the SunGard 2005 Management Incentive Plan, as amended (the “Plan”), for the benefit of its and its affiliates’ eligible employees, non-employee directors, and consultants and advisors who perform services for the Company or its affiliates;
WHEREAS, the Company and the Optionee entered into the Management Non-Qualified Performance-Based Class A Option Agreement under the Plan (the “Agreement”), pursuant to which the Company granted the Optionee a non-qualified stock option to purchase the number of Class A Common (as defined in the Plan) shares stated therein, dated  _____, 200__  (the “Option”);
WHEREAS, Section 9 of the Plan provides that the Administrator (as defined in the Plan) may at any time amend the Option for any purpose which may at the time be permitted by law; provided, that, the Administrator may not, without the Optionee’s consent, alter the terms of the Option so as to affect adversely the Optionee’s rights under the Option;
WHEREAS, the Companies and the Optionee desire to amend the Option as set forth herein; and
WHEREAS, this Amendment applies to the portion of the Option that is not vested as of December 31, 2008. This Amendment does not affect the portion of the Option that vested on or before December 31, 2008.
NOW, THEREFORE, in consideration of the above recitals and the promises set forth in the Plan, the Agreement and this Amendment, the parties agree as follows:
1.	The definition of “Vest on a Pro Rata Basis” in Section 2(i) is hereby amended to add the following new paragraph to the end:

“Notwithstanding the foregoing, with respect to a termination of Employment described in Section 3(a) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Option shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Shares subject to the Option that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Shares); the portion of the Option that is earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 3(a).”
2.	Section 2 is hereby amended by adding a new Section 2(m) to read as follows:
“(m) Vest on a Return-on-Equity Basis” means that Optionee’s Option shall be subject to accelerated vesting at the time of a Change of Control as follows:
(i)	if the Change of Control occurs on or before December 31, 2013 and results in the Investors receiving an amount constituting at least 300% of the Investors’ initial equity investment in the Company and any subsequent equity investments (the “Investment”), Options shall vest as follows: (A) if the Investor internal rate of return (“IRR”) as of the Change of Control date is 16% or higher, all remaining Options shall become fully vested and exercisable on the one-year anniversary of the Change of Control; (B) if the Investor IRR as of the Change of Control date is between 14% and 16%, the number of Units determined by interpolation (e.g., 50% acceleration at 15% IRR) shall become fully vested and exercisable on the one-year anniversary of the Change of Control; and (C) if the Investor IRR as of the Change of Control date is less than 14%, there will be no acceleration of vesting. Vesting on the one-year anniversary of the Change of Control is contingent on continued employment through the one-year anniversary date, except as otherwise provided in Section 3(a).

(ii)	if a Change of Control occurs and the requirements of subsection (i) are not met, there will be no acceleration of vesting.

(iii)	In determining the amount that has been received by the Investors, the gross value of all cash (including prior distributions the Investors or their Affiliates have received with respect to the Shares) and/or securities (with the fair value of such securities to be determined by the Board, which shall be entitled to take into account any restrictions on transferability, liquidity or saleability of such securities) received by the Investors shall be taken into account, minus the amount of commissions, fees and expenses payable by the Investors to the investment bankers and professional advisors in connection with the Change of Control. Management and transaction fees specified in the Management Agreement entered into as of August 11, 2005 between the Company and certain affiliates of the Investors, as amended from time to time, shall be excluded, provided that any increases in such fees from the fees in effect as of August 11, 2005 must be customary (on a percentage of equity basis or in the case of transaction fees as a percentage of transaction size) compared to fees charged by private equity sponsors to their portfolio companies. In evaluating the amount of the transaction consideration, the Board may take into consideration amounts paid into escrow and contingent payments in connection with any transaction.”
3.	The last paragraph in Section 2 is hereby amended in its entirety to read as follows:
“As used herein with respect to the Option, the Option shall be earned based on performance and shall vest based on Section 3 below, and the term “vest” means to become exercisable in whole or in specified part.”
4.	Section 3 is hereby amended in its entirety to read as follows:
“3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:
(a)	if the Optionee’s Employment terminates as a result of (i) termination of the Optionee by Employer without Cause or (ii) the Optionee’s Disability or death, then (A) the Option shall Vest on a Pro Rata Basis, (B) any unvested portion of the Option that was earned for the 2009 or 2010 calendar year based on Schedule A shall become fully vested as of the Date of Termination, and (C) if a Change of Control has occurred, any amount that is scheduled to vest on the one-year anniversary of the Change of Control pursuant to Section 2(m)(i) above shall become fully vested as of the Date of Termination;

(b)	if the Optionee’s Employment terminates as a result of resignation or retirement by the Optionee, then the Option shall be deemed to have stopped vesting as of the Date of Termination of such Optionee (or as of the beginning of the year containing the Date of Termination, in the event of such termination of employment after 2010); no portion of the Option shall be earned for the calendar year in which the Date of Termination occurs;

(c)	if the Optionee’s Employment terminates as a result of termination by Employer for Cause, then the Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination; and

(d)	upon a Change of Control through December 31, 2013, the Option shall Vest on a Return-on-Equity Basis; provided that, upon such a Change of Control following which Stock continues to be held by any of the Investors, if the Change of Control would not result in full acceleration of vesting pursuant to this Section 3(e) without giving effect to this proviso, the Administrator shall, as it considers appropriate in its sole discretion, either (i) cause the Option to Vest on a Return-on-Equity Basis treating the Fair Market Value of any retained Stock as an amount received by the Investors in connection with the Change of Control, or (ii) permit the Option to Vest on a Return-on-Equity Basis in connection with any disposition by the Investors of a material portion of their remaining Stock through December 31, 2013; and

(e)	notwithstanding the foregoing, in the event of a Change of Control after the 2009 or 2010 calendar year, any portion of the Option that was earned with respect to the 2009 or 2010 calendar year based on Schedule A and that has not yet vested shall vest in full upon the Change of Control.”
5.	Schedule A to the Agreement is hereby amended by adding the following new paragraphs to the end:
“2009 and 2010 Performance Goals:
1. Notwithstanding the foregoing, the foregoing Base Case performance goals shall be amended with respect to the 2009 or 2010 calendar years. As amended, with respect to each of the 2009 and 2010 calendar years, the Option shall be earned to the extent that the Amended Base Case (defined below) for each such calendar year is achieved during such period as follows and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph 2 below:
(a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Amended Base Case for that year, the Option will not be earned for any Shares at the end of that year;
(b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Amended Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share);
(c) If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Amended Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (i) the number of Options calculated in accordance with paragraph (b) above and (ii) the number of Options determined by interpolation at the linear rate of 1/249.51 of the Shares per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Share);
(d) If Actual Internal EBITA for such calendar year is greater than 106.25% of the Amended Base Case for that year, the Option shall not be earned for any further Shares than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below) for that year as such target appears in the Original Agreement (as defined below), at which point the Option shall be earned as follows:

(i) if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Options calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share) between 100% and 106.25% of the Original Base Case; and
(ii) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for 1/5 of the Shares (rounded to the nearest .0001 of a Share) at the end of that year; provided that any Shares that are not earned at the end of a particular calendar year may be earned at the end of a subsequent calendar year based on the cumulative Actual Internal EBITA as a percent of the cumulative Original Base Case (using the methodology described in the Original Agreement).
•	For purposes of this Amendment:
“Original Base Case” means the Base Case set forth in this Agreement before this Amendment.
“Original Agreement” means this Agreement as in effect before this Amendment.
“Amended Base Case” means the Actual Internal EBITA targets for the Company for the 2009 and 2010 calendar years as follows: the Company’s final consolidated budgeted EBITA, as approved by the Board or Compensation Committee and as appears in the Company’s operating budget for each of the 2009 and 2010 calendar years.
2. The Option with respect to 25% of the total number of Shares earned under paragraph 1 above for the 2009 or 2010 calendar year shall vest and be exercisable at the end of the applicable calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Shares earned for the calendar year shall become vested and exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.”
6.	This Amendment shall apply to the portion of the Option that is not vested as of December 31, 2008. This Amendment shall not affect the portion of the Option that vested on or before December 31, 2008.

7.	In all respects not amended, the Agreement is hereby ratified and confirmed.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Optionee agree to the terms of the foregoing Amendment dated as of November 30, 2009.

SunGard Capital Corp.	SUNGARD CAPITAL CORP.
By:

Optionee
Optionee Name